Calculation of Filing Fee Tables
S-8
Apogee Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.00001 per share	457(a)	2,903,144	$ 32.56	$ 94,526,368.64	0.0001531	$ 14,471.99
2	Equity	Common stock, par value $0.00001 per share	457(a)	580,628	$ 32.56	$ 18,905,247.68	0.0001531	$ 2,894.39
Total Offering Amounts:						$ 113,431,616.32		$ 17,366.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,366.38
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, par value $0.00001 per share (the "Common Stock"), of Apogee Therapeutics, Inc. that may be issued pursuant to the Apogee Therapeutics, Inc. 2023 Equity Incentive Plan (the "2023 Plan") and the Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan (the "2023 ESPP") as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The “Proposed Maximum Offering Price Per Unit” and the “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Stock Market, on February 26, 2025. The number listed under "Amount Registered" represents 2,903,144 shares of Common Stock reserved for issuance under the 2023 Plan.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall be deemed to cover any additional shares of Common Stock of Apogee Therapeutics, Inc. that may be issued pursuant to the 2023 Plan and the 2023 ESPP as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The “Proposed Maximum Offering Price Per Unit” and the “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Stock Market, on February 26, 2025. The number listed under "Amount Registered" represents 580,628 shares of Common Stock reserved for issuance under the 2023 ESPP.